Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of June 4, 2004, is made and entered into by and between Elan Pharmaceutical Investments II, Ltd., a Bermuda exempted company limited by shares (the “Seller”), and Isis Pharmaceuticals, Inc., a Delaware corporation (the “Purchaser”).

WHEREAS, the Seller is the owner of certain securities identified on Schedule A (the “Securities”);

WHEREAS, the Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller the Securities.

NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the Purchaser and the Seller agree as follows:

1.  Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Securities” has the meaning set forth in the recitals hereto.

“Purchase Price” means $500.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations in effect from time to time thereunder.

2.  Purchase and Sale of the Securities; Closing.  The Purchaser and the Seller agree as follows:

(a)                                  Purchase and Sale of the Securities.  On the basis of the representations and warranties, and subject to the terms and conditions, set forth herein, (i) the Seller agrees to sell to the Purchaser the Securities set forth on Schedule A, and (ii) the Purchaser agrees to purchase from the Seller the Securities set forth on Schedule A.

(b)                                 Closing.  The closing (the “Closing”) of the purchase and sale of the Securities shall take place at 10:00 a.m. on June 4, 2004 (the “Closing Date”) at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York, or at such other place as the parties hereto shall mutually agree.  At the Closing, (i) the Seller shall deliver to the Purchaser certificates representing the Securities and such other appropriate instruments of transfer and assignment (including blank stock powers), as the Purchaser shall reasonably request prior to the Closing Date, in order to vest in the Purchaser, as of the Closing Date, all of the Seller’s right, title and interest in, to and under the Securities, and (ii) the Purchaser shall deliver or cause to be delivered to the Seller, or its agent, the Purchase Price in immediately available funds.

3.  Conditions to the Purchaser’s Obligation.  The obligation of the Purchaser to purchase and pay for the Securities is subject to the satisfaction (or waiver by Purchaser) of the following conditions as of the Closing Date:

(a)                                  the representations and warranties of the Seller made in this Agreement shall be true and correct in all respects, as of the date hereof and as of the Closing Date as though then made; and

(b)                                 the Seller shall have delivered to the Purchaser the documents or instruments contemplated by Section 2(b) above.

4.  Conditions to the Seller’s Obligation.  The obligation of the Seller to sell and deliver the Securities to the Purchaser is subject to the satisfaction (or waiver by the Seller) of the following conditions as of the Closing Date:

(a)                                  the representations and warranties of the Purchaser made in this Agreement shall be true and correct in all respects, as of the date hereof and as of the Closing Date as though then made; and

(b)                                 the Purchaser shall have delivered to the Seller the Purchase Price.

5.  Representations and Warranties of Purchaser.  The Purchaser represents and warrants to the Seller that:

(a)                                  The Purchaser has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby.  The Purchaser has duly and validly authorized, executed and delivered this Agreement.

(b)                                 This Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)                                  The Securities being acquired by the Purchaser hereunder are being acquired for the Purchaser’s own account and not with the view to, or for resale in connection with, any distribution in violation of applicable securities laws.

(d)                                 The Purchaser acknowledges that neither the offer nor sale of the Securities has been registered under the Securities Act or any state or foreign securities or “blue sky” laws and that the sale of the Securities is being made pursuant to an exemption from registration under the Securities Act.  In furtherance thereof, the Purchaser represents and warrants that it is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

(e)                                  The Purchaser consents to the sale, transfer or other disposition of the Series B Convertible Exchangeable Preferred Stock of the Purchaser contingent upon the successful completion of the transactions contemplated in this Agreement and Seller’s continued compliance with the provisions of Section 6(e) of this Agreement.  This consent is only effective if, when and so long as the purchaser of the Series B Convertible Exchangeable Preferred Stock has agreed in writing to the following covenant:

“The Purchaser will immediately upon effectiveness of the Closing convert the 12,015 shares of Series B Convertible Exchangeable Preferred Stock of Isis Pharmaceuticals, Inc., included in the Securities purchased under this Agreement, into 1,055,502 shares of Common Stock of Isis Pharmaceuticals, Inc.  Isis Pharmaceuticals, Inc. is a third party beneficiary to this Section      and will be entitled to enforce this Section against Purchaser, including through specific performance.”

6.  Representations and Warranties of the Seller.  The Seller represents and warrants to the Purchaser that:

(a)                                  The Seller has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby.  The Seller has duly and validly authorized, executed and delivered this Agreement.

(b)                                 This Agreement constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)                                  No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required for the consummation by the Seller of the transactions contemplated hereby, other than the permission of the Bermuda Monetary Authority for the sale of the Bermuda Securities to the Purchaser as detailed herein, which permission has been obtained.

(d)                                 The Seller has good and marketable title to the Securities that it is transferring hereunder, free and clear of any liens, claims, encumbrances, charges or restrictions of any kind (collectively, “Liens”).  Upon consummation of the transactions contemplated hereby, the Purchaser will have acquired good and marketable title in and to the Securities, free and clear of any Liens.

(e)                                  If and when the Seller sells, transfers or otherwise disposes of the 12,015 shares of Series B Convertible Exchangeable Preferred Stock of the Purchaser which are owned by the Seller, a condition to such sale, transfer or disposition shall be that the acquiror of such shares will immediately convert such shares into shares of Common Stock of the Purchaser.

7.  Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

8.  Invalidity of Provisions.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

9.  Survival of Representations and Warranties.  The representations and warranties contained herein shall survive the Closing or any termination of this Agreement for a period of six months.

10.  Headings; Execution in Counterparts.  The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and which together shall constitute but one and the same instrument.

11.  Notices.  All notices and other communications relating to this Agreement shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, and when received if delivered otherwise, to the party to whom it is directed;

(a)                                  If to the Seller, to the Seller at the following address:

Elan Pharmaceutical Investments II, Ltd.
Clarendon House
Church Street
Hamilton, Bermuda
Attn:   President

Fax:  (441) 292-2224

(b)                                 If to the Purchaser, to the Purchaser at the following address:

Isis Pharmaceuticals, Inc.
2292 Faraday Avenue
Carlsbad, CA  92008-7298
Attn:  Grant Bryce, V.P. and General Counsel
Fax:  760-931-9639

12.  Integration.  The parties agree that this Agreement contains the entire understanding between the parties hereto relating to the subject matter hereof.

13.  Third Party Beneficiaries.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any third party any rights or remedies against any party hereto.

14.  Further Assurances.  Each of the parties hereto covenants and agrees upon the request of the other, to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to give full effect to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Purchaser and the Seller have executed this Agreement as of the date first above written.

ELAN PHARMACEUTICAL INVESTMENTS II, LTD.

By:	/s/ Kevin Insley
Name:	Kevin Insley
Title:	Vice President

ISIS PHARMACEUTICALS, INC.

By:	/s/ B. Lynne Parshal
Name:	B. Lynne Parshall
Title:	EVP & CFO

Schedule A

2,388 Shares of common stock of Orasense Ltd.

2,388 shares of non-voting preferred stock of Hepasense Ltd.

Warrant to purchase 14,881 shares of common stock of Isis Pharmaceuticals, Inc. at the price of $50.40 per share on or before April 11, 2005